Item 77D: Policies with respect to security investment

Morgan Stanley Institutional Fund, Inc. - Active
International Allocation Portfolio

Morgan Stanley Institutional Fund Inc. Active
International Allocation Portfolio made those changes to its investment policies, contingent upon shareholder approval, as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on September
29, 2017 (accession number 0001104659-17-
059861) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. - Emerging
Markets Leaders Portfolio, Emerging Markets Small
Cap Portfolio and Frontier Markets Portfolio

Morgan Stanley Institutional Fund Inc. Emerging
Markets Leaders Portfolio, Emerging Markets Small
Cap Portfolio and Frontier Markets Portfolio made those changes to their investment policies as described in the supplement to their Prospectus filed via EDGAR with the Securities and Exchange
Commission on September 29, 2017 (accession number 0001104659-17-059896) and incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. - Emerging
Markets Breakout Nations Portfolio and Emerging
Markets Portfolio

Morgan Stanley Institutional Fund Inc. Emerging
Markets Breaking Nations Portfolio and Emerging
Markets Portfolio made those changes to their investment policies as described in the supplement to their Prospectus filed via EDGAR with the Securities and Exchange Commission on December
7, 2017 (accession number 0001104659-17-072216)
and incorporated by reference herein.